Exhibit 99.1

August 06, 2010

Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We were engaged as the independent registered accounting firm for China Prosperous Clean Energy Corporation (the “Company”) on September 9, 2008. We have read the Company’s statements included under Item 4.02 of its Form 8-K dated August 06, 2010 and agree with such statements.

Very truly yours,

/s/ Patrizio & Zhao, LLC